As filed with the Securities and Exchange Commission on August 25, 2020

Registration No.  333-

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CLEARONE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	87-0398877
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5225 Wiley Post Way

Suite 500

Salt Lake City, Utah 84116

(801) 975-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Zeynep Hakimoglu

President and Chief Executive Officer

ClearOne, Inc.

5225 Wiley Post Way, Suite 500

Salt Lake City, Utah 84116

(801) 975-7200

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

 Copies to:

Michael Dunn, Esq.

Seyfarth Shaw LLP

700 Milam Street, Suite 1400

Houston, TX 77002

(713) 238-1817

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. 

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)(2)	Proposed Maximum Offering Price Per Security(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(2)
Common Stock ($0.001 par value)	(3)	(3)	(3)	N/A
Warrants	(3)	(3)	(3)	N/A
Stock Purchase Contracts	(3)	(3)	(3)	N/A
Units	(3)	(3)	(3)	N/A
TOTALS:	(3)	(3)	$10,000,000	$1,298

(1)			In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies.
(2)			Estimated solely for the purposes of calculating the registration fee and exclusive of accrued interest, if any.
(3)			Not specified as to each class of securities to be registered, pursuant to General Instruction II.E. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(4)			The aggregate maximum public offering price of all offered securities issued pursuant to this registration statement will not exceed $10,000,000.

We hereby amend this registration statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not a solicitation of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

 Subject to Completion, Dated August 25, 2020

PROSPECTUS

CLEARONE, INC.

Common Stock

Warrants

Stock Purchase Contracts

Units

ClearOne, Inc. may offer, from time to time, common stock, warrants to purchase common stock, stock purchase contracts or units. We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on The NASDAQ Capital Market under the symbol “CLRO.” The closing price of our common stock as reported on The NASDAQ Capital Market on August 24, 2020 was $2.92 per share.

By means of this prospectus, we may offer up to $10,000,000 of common stock, warrants to purchase common stock, stock purchase contracts or units pursuant to General Instruction I.B.6 of Form S-3. As of August 18, 2020, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or the public float, was $18,254,073 which was calculated based on 5,704,398 shares of outstanding common stock held by non-affiliates and on a price per share of $3.20, the closing price of our common stock on August 18, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar months prior to and including the date of this prospectus. As a result, we are currently eligible to offer and sell up to an aggregate of approximately $6.1 million of our securities pursuant to General Instruction I.B.6. of Form S-3.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

You should carefully read and consider the risk factors under Part I, Item 1A contained in our most recent Annual Report on Form 10-K for risks relating to investments in our securities, as such risk factors may be supplemented or amended from time to time under Part II, Item 1A of our Quarterly Reports on Form 10-Q.

Our mailing address and telephone number are:

5225 Wiley Post Way

Suite 500

Salt Lake City, Utah 84116

(801) 975-7200

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2020

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to "ClearOne," "CLRO," "the Company," "we," "us," "our," and similar references refer to ClearOne, Inc. and its subsidiaries.

In considering any decision regarding an investment in the securities which are the subject of this prospectus, you should rely only upon the information contained in this prospectus or any applicable prospectus supplement and the information that we incorporate by reference into this prospectus or any applicable prospectus supplement. We have not authorized any persons to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, see the section of this prospectus entitled “Where You Can Find More Information.”

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since such dates.

This prospectus is an offer to sell only the securities that are offered hereby, and only where it is lawful to do so. This prospectus does not offer to sell, or ask for offers to buy, any of our securities in any state or jurisdiction (within or outside the United States) where it would not be lawful or where the person making the offer is not qualified to do so.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC") using a “shelf” registration process. Under the shelf registration process, we may from time to time, offer and sell to the public the securities covered by this prospectus in one or more offerings up to a total dollar amount of $10,000,000. Please carefully read both this entire prospectus together with all information that we incorporate by reference. See the section of this prospectus under the caption: "Incorporation of Certain Information by Reference."

This prospectus provides you with a general description of the shares we may offer. Each time we sell shares of our common stock, we will provide a prospectus supplement that will contain specific information about the shares being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Documents by Reference” carefully before making an investment decision.

We may sell shares of our common stock to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of shares. A prospectus supplement, which we will provide each time shares are offered, will provide the names of any underwriters, dealers or agents involved in the sale of the shares, and any applicable fee, commission or discount arrangements with them.

.

1

OUR BUSINESS

We were incorporated in Utah in 1983 and reincorporated in Delaware on October 25, 2018. The Company is headquartered in Salt Lake City, Utah. The Company has other locations in Gainesville, Florida; Austin, Texas; Zaragoza, Spain; Chennai, India; and Dubai, United Arab Emirates.

We are a global company that designs, develops and sells conferencing, collaboration, and AV networking solutions for voice and visual communications. The performance and simplicity of our advanced, comprehensive solutions offer a high level of functionality, reliability and scalability. We derive a major portion of our revenue from audio conferencing products and microphones by promoting our products in the professional audio-visual channel. We have extended our total addressable market from the installed audio conferencing market to adjacent complementary markets – microphones, video collaboration and AV networking. We have achieved this through strategic technological acquisitions as well as by internal product development.

Our comprehensive line of high-quality conferencing and collaboration products are targeted for large, medium and small businesses, as well as for personal use. We have been a global market leader in the installed professional audio conferencing market, where our products are used in numerous industries such as enterprise, healthcare, education, government, legal and finance.

We have an established history of product innovation and plan to continue to apply our expertise in audio, video and networked AV to design, develop and introduce innovative new products and enhance our existing products. Our end-users range from some of the world’s largest and most prestigious companies and institutions to small and medium-sized businesses, higher education and government organizations, as well as individual consumers. We sell our commercial products to these end-users through a global network of independent distributors who, in turn, sell our products to dealers, systems integrators and other value-added resellers. We also sell directly to dealers, systems integrators and other value-added resellers. Our solutions save end-users time and money by creating a natural environment for collaboration and communication. Our partners, who are involved in system integration are benefitted with simpler project design and support costs with our products designed and built to work with each other seamlessly.

Additional information about the Company can be found in our periodic and current reports that we file with the SEC.  See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks identified under “Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020, which report is incorporated by reference in this prospectus, as such information may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC as well as the additional risk factors set forth below.

The exercise of stock options, warrants and conversion of other securities will dilute your percentage of ownership and could cause our stock price to fall.

As of August 13, 2020, we had 16,655,207 shares of common stock issued and outstanding, outstanding stock options to purchase 541,196 shares of our common stock at a weighted average exercise price of $9.00 per share, outstanding warrants to purchase 340,909 shares of our common stock with an exercise price of $1.76 per share, and 1,421,801 shares of common stock reserved for issuance upon conversion of $3.0 million of secured convertible notes at a conversion price of $2.11 per share.

As of August 13, 2020, we also have reserved shares to issue stock options, restricted stock or other awards to purchase or receive up to 953,898 shares of common stock under our Equity Incentive Plan, and an additional 418,384 shares of common stock issuable pursuant to our employee stock purchase plan. In the future, we may grant these additional shares or issue new securities, in accordance with terms described in employment agreements or as part of additional incentive programs. The exercise, conversion or exchange by holders of stock options, restricted stock units, or warrants for shares of common stock, or the issuance of new shares of common stock for additional compensation or future equity offerings will dilute the percentage ownership of our stockholders. Sales of a substantial number of shares of our common stock could cause the price of our common stock to fall and could impair our ability to raise capital by selling additional securities.

2

Our stock price may be volatile.

While our shares of common stock are listed for trading on the Nasdaq Capital Market, the stock market in general, and the stock prices of technology-based companies in particular, have experienced volatility that often has been unrelated to the operating performance of any specific public company. The market price of our common stock has experienced significant fluctuations and may continue to fluctuate significantly. The market price of our common stock may be significantly affected by a variety of factors, including the following:

● statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the market in which we do business or relating to us specifically;

● disparity between our reported results and the projections of analysts;

● the shift in sales mix of products that we currently sell to a sales mix of lower-gross profit product offerings;

● the level and mix of inventory held by our distributors;

● the announcement of new products or product enhancements by us or our competitors;

● technological innovations by us or our competitors;

● success in meeting targeted availability dates for new or redesigned products;

● the ability to profitably and efficiently manage our supply of products and key components;

● the ability to maintain profitable relationships with our customers;

● the ability to maintain an appropriate cost structure;

● quarterly variations in our results of operations;

● general consumer confidence or market conditions, or market conditions specific to technology industry;

● domestic and international economic conditions;

● unexpected changes in regulatory requirements and tariffs;

● our ability to report financial information in a timely manner;

● the markets in which our stock is traded;

● our ability to integrate the companies we have acquired; and

● our ability to successfully utilize our cash reserves resulting from the settlement of litigation and arbitration matters.

These and other market and industry factors may cause the market price and demand for our common stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

3

Our certification of incorporation designates the Court of Chancery in the State of Delaware as the sole and exclusive forum for certain actions or proceedings that may be initiated by our stockholders, which could discourage claims or limit stockholders’ ability to make a claim against the Company, our directors, officers, and employees.

Our certificate of incorporation states that unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to the Delaware Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

These exclusive forum provisions do not apply to claims under the Securities Act or the Exchange Act. The exclusive forum provision may discourage claims or limit stockholders’ ability to submit claims in a judicial forum that they find favorable and may create additional costs as a result. If a court were to determine the exclusive forum provision to be inapplicable and unenforceable in an action, we may incur additional costs in conjunction with our efforts to resolve the dispute in an alternative jurisdiction, which could have a negative impact on our results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, about the Company and its subsidiaries. We intend the coverage of our forward-looking statements to be within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "could," "should," "projects," "plans," "goal," "targets," "potential," "estimates," "pro forma," "seeks," "intends," or "anticipates" or the negative form of these terms or comparable qualifying words. The basis for our forward-looking statements includes our current expectations and a number of known and unknown risks and uncertainties that could cause actual outcomes to differ materially from our forward-looking statements. We caution readers not to place undue reliance on our forward-looking statements. In light of inherent uncertainties in forward-looking statements, the reader should not interpret inclusion of these statements as any representation by us or any other person that we will achieve or accomplish any of the matters expressed within the scope of any of our forward-looking statements. We assume no obligation to publicly update or revise our forward-looking statements or to advise of any changes regarding the basis of our assumptions and other factors relating to the forward-looking statements.

For further information on factors which could impact us and the statements contained herein, see the section of this prospectus entitled “Risk Factors” and the “Risk Factors” under Part I, Item 1A in our most recent Annual Report on Form 10-K for risks relating to investments in our securities, as such risk factors may be supplemented or amended from time to time under Part II, Item 1A of our Quarterly Reports on Form 10-Q.  We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are an SEC reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the Common Stock and subscription rights being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the complete registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC's Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at http://www.clearone.com/. The information contained in our website is not a part of this prospectus.

4

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us. The following documents are incorporated by reference into this prospectus:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 30, 2020;
(b)

Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, as filed with the SEC on May 20, 2020, and for the fiscal quarter ended June 30, 2020, as filed with the SEC on August 13, 2020;

(c)	our Current Reports on Form 8-K, as filed with the SEC on January 2, 2020 (Item 5.07), February 3, 2020 (Items 1.01 and 9.01), July 22, 2020 (Item 5.02) and August 25, 2020 (Item 8.01);
(d)	our definitive proxy statement on Schedule 14A as filed with the SEC on December 11, 2019; and
(e)	the description of our common stock set forth in our definitive proxy statement on Schedule 14A as filed with the SEC on September 24, 2018.

All documents subsequently filed by us (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus, are deemed to be incorporated by reference into this prospectus. Such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein or in any other subsequently filed document, which is also incorporated or deemed to be incorporated herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are also available on our corporate website at http://www.clearone.com under the heading "Investor Relations." Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this report unless specifically incorporated herein by reference You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:

ClearOne, Inc.
5225 Wiley Post Way, Suite 500
Salt Lake City, UT 84116
(801-975-7200

5

USE OF PROCEEDS

We intend to use the net proceeds from any sale of our securities by us for working capital and general corporate purposes.

The intended use of net proceeds from this offering represents our expectations based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses described in this prospectus. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending their use, we intend to invest the net proceeds of this offering in a variety of capital‑preservation investments, including short‑ and intermediate‑term, interest‑bearing, investment‑grade securities.

Our plans to use the estimated net proceeds from the sale of these securities may change and, if they do, we will update this information in a prospectus supplement.

6

 DESCRIPTION OF OUR COMMON STOCK

The following is only a summary of the terms and conditions applicable to our Common Stock and it not intended to be complete. Our Company is a Delaware corporation and our Common Stock is subject to the provisions of our Certificate of Incorporation ("Certificate of Incorporation") and our Bylaws ("Bylaws"). You can access complete information by referring to our Certificate of Incorporation and Bylaws, each as amended to date, which are included as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

The Company has fifty million (50,000,000) shares of common stock, $0.001 par value per share, authorized by its Certificate of Incorporation. The holders of the common stock of the Company shall be entitled at all meetings of stockholders to one vote for each share of such stock held by them. Cumulative voting is expressly prohibited by the Certificate of Incorporation. With respect to any matter, a quorum shall be present at a meeting of stockholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

Stockholders of the Company have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company has not paid a cash dividend on our common stock and does not anticipate doing so in the foreseeable future. The Company intends to retain earnings to fund future working capital requirements, infrastructure needs, growth, product development.

The Board of Directors has the authority to issue the authorized but unissued shares of common stock without action by the stockholders. Any future issuance of such shares would reduce the percentage ownership held by existing stockholders and might dilute the book value of their shares.

The shares of our common stock presently outstanding are fully paid and non-assessable, and any shares issued by us pursuant to this prospectus will be fully paid and non-assessable when issued. Our common stock trades on the NASDAQ Capital Market under the symbol “CLRO.”

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the outstanding shares of Common Stock outstanding will be able to satisfy the quorum requirement and be able to elect all of our directors by a plurality of the voting power of the shares present in person or by proxy. Our Certificate of Incorporation and Bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent. A special meeting of stockholders may be called by a resolution adopted by a majority of our board, our chair of the board, our chief executive officer or the president in absence of the chief executive officer. Any power of the stockholders to call a special meeting is specifically denied by the terms of our Certificate of Incorporation.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

7

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	Before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●

Upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

On or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-third percent (66 2/3%) of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	Any merger or consolidation involving the corporation and the interested stockholder;
●	Any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
●	Subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●

Any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	The receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “CLRO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Colonial Stock Transfer.

8

 DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●

the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

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●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

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Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock at a future date or dates, or a variable number of shares of common stock for a stated amount of consideration, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas.

The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and, as security for the holder’s obligations to purchase the shares under the stock purchase contracts, debt obligations of third parties, including U.S. Treasury securities. The stock purchase contracts may require us to make periodic payments to the holders of these units or vice versa, and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any stock purchase contracts offered thereby and will contain a discussion of any material federal income tax considerations applicable to the stock purchase contracts. We will file with the SEC as exhibits to a current report on Form 8-K forms of any stock purchase contracts to be issued either separately or as a part of units.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

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PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

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We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common stock, which is listed on The NASDAQ Capital Market under the symbol “CLRO.” We have no current plans for listing of the warrants, stock purchase contracts or units on any securities exchange or quotation system; any such listing with respect to any particular warrants, stock purchase contracts or units will be described in the applicable prospectus supplement or other offering materials, as the case may be. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

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In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

EXPERTS

The consolidated financial statements of ClearOne, Inc. incorporated in this prospectus by reference from ClearOne Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019 were audited by Tanner LLC, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Seyfarth Shaw LLP.

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PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 14.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by ClearOne, Inc.

SEC Registration Fee	$1,298
Accounting Fees and Expenses	$10,000
FINRA Filing Fees	$2,000
Legal Fees and Expenses	$60,000
Transfer Agent Fees and Expenses	$2,000
Miscellaneous Fees and Expenses	$5,000
$80,298

ITEM 15.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with defending or settling such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Our certificate of incorporation and bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●     Breach of director’s duty of loyalty to the corporation or its stockholders.

●     Act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●     Unlawful payment of dividends or unlawful purchase or redemption of shares; or

●     Transaction from which the director derives an improper personal benefit;

Our certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if we shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

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Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.      EXHIBITS.

See the Exhibit Index to this Registration Statement on Form S-3 which is incorporated herein by reference.

ITEM 17.      UNDERTAKINGS.

A.                                        The undersigned registrant hereby undertakes:

1.                                          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                                   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement,or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.                                          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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3.                                          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.                                          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                      If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)              If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.                                          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)                                   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                                  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.                                        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, Utah on this 25th day of August, 2020.

CLEARONE, INC.
(Registrant)

By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
President and Chief Executive Officer
(principal executive officer)

 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Zeynep Hakimoglu, Narsi Narayanan, or any one of them, his or her attorneys-in-fact and agents, each with full power of substitution and re-substitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement on Form S-3 or a registration statement prepared in accordance with Rule 462 of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection herewith or in connection with the registration of the offered securities under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Date	Signatures

August 25, 2020	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu, Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

August 25, 2020	/s/ Narsi Narayanan
Narsi Narayanan, Senior Vice President of Finance (Principal Financial and Principal Accounting Officer)

August 25, 2020	/s/ Larry R. Hendricks
Larry R. Hendricks, Director

August 25, 2020	/s/ Lisa Higley
Lisa Higley, Director

August 25, 2020	/s/ Eric L. Robinson
Eric L. Robinson, Director

August 25, 2020	/s/ Bruce Whaley
Bruce Whaley, Director

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EXHIBIT INDEX

1.1*	Form of Underwriting Agreement, Placement Agency Agreement, Dealer-Manager Agreement, Distribution Agreement or similar agreement.
4.1

Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (filed as Exhibit 4.1 to ClearOne, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 and incorporated herein by reference).

4.2*	Form of Warrant.
5.1	Opinion of Seyfarth Shaw LLP regarding the validity of the securities being issued.
10.1*	Form of Stock Purchase Contract.
10.2*	Form of Unit.
23.1	Consent of Tanner LLC
23.2	Consent of Seyfarth Shaw LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

  To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

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